                                                   JAMES E. GRAND
                                                   Direct Dial:
                                                   (415) 954-4419
                                                   E-mail:  grandj@fbm.com


                                 July 23, 1998



VIA FACSIMILE
-------------

Mr. Paul Nardone                        Mr. Harshad Parekh
President                               1037 State Street
Annie's Homegrown, Inc.                 Perth Amboy, NJ  08861
395 Main Street
Wakefield, MA  01880

     Re:  Amendment No. 1
          Asset Purchase Agreement dated July 13, 1998
          --------------------------------------------

     That certain Asset Purchase Agreement by and among Tamarind Tree, Ltd., Annie's Homegrown, Inc. and Harchard M. Parekh, dated July 13, 1998 (the "Agreement"), is hereby amended as follows:

     1. The present subsection 1.2(a) is stricken in its entirety, and replaced with the following:

          "(a)  Cash.  Buyer shall deliver, by certified or cashier's check or
                ----
     wire transfer of immediately available funds, on the Closing Date (as defined in Section 1.7 hereto), the total amount of Two Hundred Thousand Dollars ($200,000). Of this amount, the sum of One Hundred Seventy Five Thousand Dollars ($175,000) shall be wired directly to the State Bank of India, New York Branch ("State Bank") in accordance with its payment instructions, in full settlement and satisfaction of all claims of State Bank against Seller and Parekh, including without limitation, the judgment obtained by State Bank against Seller in the Superior Court of New Jersey, Law Division, Middlesex County, Docket No. L699-97 (filed November 19,
     1997)."

Mr. Paul Nardone
Mr. Harshad Parekh
July 23, 1998
Page 2


     2. The present Section 7.3 is stricken in its entirety, and replaced with the following:

     "7.3  Approval of the State Bank.  Buyer shall have received, in form
           --------------------------
reasonably satisfactory to Buyer in its sole discretion, an undertaking signed by a duly authorized officer of State Bank to the effect that State Bank will terminate the Security Interest at the Closing, and accept the cash sum of One Hundred Seventy Five Thousand Dollars ($175,000) at the Closing, in full settlement and satisfaction of the judgment referred to in Section 1.2(a) and any and all other claims of State Bank against Seller, guarantors of the obligations underlying such judgment, and Buyer, conditioned solely upon payment by Buyer, on behalf of Seller, of the cash sum of One Hundred Seventy Five Thousand Dollars ($175,000)."

     Pursuant to Section 9.3 of the Agreement, kindly indicate your assent to the foregoing amendments by signing both copies of this letter in the space below, and then return it to me in the self-addressed envelope which is provided for your convenience.

                                 Very truly yours,



                                 James E. Grand, Esq.
                                 Counsel for Annie's Homegrown, Inc.

JEG:JM
09867\5YNV01!.DOC:278203


Accepted and agreed:

                     SELLER:  THE TAMARIND TREE, LTD.
                              a New Jersey corporation

                              By:
                                 ---------------------------------------
                                     Harshad M. Parekh
                              Its:   President

                              Date:  _________________

Mr. Paul Nardone
Mr. Harshad Parekh
July 23, 1998
Page 3


                     PAREKH:

                              ------------------------------------------
                                     Harshad M. Parekh
                                     Individually

                              Date:  _________________


                     BUYER:   ANNIE'S HOMEGROWN, INC.
                              a Delaware corporation

                              By:
                                 ---------------------------------------
                                     Paul A. Nardone
                              Its:   President And Chief Operating Officer


                              Date:  _________________